James River Coal Company Reports Third Quarter 2013 Operating Results

 -- Reduced Mining Costs in CAPP (Central Appalachia) From $87.15 in Q-3 2012 to $77.80 in Q-3 2013

 -- In Response to Continued Weak Coal Markets; Idled Four Mines in CAPP on November 6th; Furloughed Approximately 200 Employees and Contractors

 -- Completed Exchange Transactions in 2013, Which Reduced Principal Amount of Debt by $143 Million

 -- Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity

 -- Conference Call Slides Posted to Company Website

RICHMOND, Va., Nov. 7, 2013 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $25.5 million or $0.73 per diluted share for the third quarter of 2013 and net loss of $15.0 million or $0.43 per diluted share for the nine months ended September 30, 2013. Third quarter and the nine months ended September 30, 2013 results include $23.9 million or $0.68 per share and $125.1 million or $3.58 per share, respectively, of pre-tax gain related to the Exchange Transactions. The 2013 results are compared to net loss of $20.6 million or $0.59 per diluted share for the third quarter of 2012 and net loss of $62.0 million or $1.78 per diluted share for the nine months ended September 30, 2012. Included in the third quarter and nine months ended September 30, 2012 results is a gain of $22.2 million from the repurchase of outstanding notes in open market purchases.

Peter T. Socha, Chairman and Chief Executive Officer commented: "The mines are doing great. They have continued to exceed our expectations for both cost control and capital control. They have done an incredible job of adjusting to the soft market conditions and the high levels of uncertainty and concern that surround the coal industry of Central Appalachia. We have made another set of painful, but necessary, production adjustments this week. This involved idling four additional mines in eastern Kentucky. We are hopeful that these idlings can be reversed in the first half of 2014. The coal markets have stabilized during the past several weeks. Prices are still very low, but they are finally moving in a better direction. Finally, we are making progress, but have not finished our project to deleverage our balance sheet and improve our liquidity."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and nine months ended September 30, 2013 compared to the quarter and nine months ended September 30, 2012 (in 000's except per ton amounts).

Total Results	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,902		2,229		6,115		7,571
Coal purchased from other sources (tons)	287		631		993		1,428
Total coal available to ship (tons)	2,188		2,860		7,108		8,999

Coal shipments (tons)	2,087		3,164		6,663		9,125
Coal sales revenue	$ 143,338	68.68	$ 264,633	83.64	$ 469,796	70.51	$ 804,024	88.11
Freight and handling revenue	6,824	3.27	23,469	7.42	33,822	5.08	63,421	6.95
Cost of coal sold	138,897	66.55	244,365	77.23	444,852	66.76	705,568	77.32
Freight and handling costs	6,824	3.27	23,469	7.42	33,822	5.08	63,421	6.95
Depreciation, depletion, & amortization	28,520	13.67	35,518	11.23	86,725	13.02	98,152	10.76
Gross profit (loss)	(24,079)	(11.54)	(15,250)	(4.82)	(61,781)	(9.27)	304	0.03
Selling, general & administrative	13,260	6.35	14,672	4.64	40,917	6.14	45,504	4.99

Adjusted EBITDA (1)	$ (6,979)	(3.34)	$ 7,556	2.39	$ (10,122)	(1.52)	$ 59,638	6.54

(1) Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
CAPP	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,312		1,607		4,340		5,784
Coal purchased from other sources (tons)	287		631		993		1,428
Total coal available to ship (tons)	1,599		2,238		5,333		7,212
Coal shipments (tons)
Steam (tons)	1,088		1,540		3,236		4,716
Metallurgical (tons)	412		1,007		1,662		2,632
Total Shipments (tons)	1,500		2,547		4,898		7,348
Coal sales revenue
Steam	$ 79,185	72.78	$ 122,116	79.30	$ 237,093	73.27	$ 391,211	82.95
Metallurgical	37,764	91.66	115,104	114.30	153,178	92.16	333,859	126.85
Total coal sales revenue	116,949	77.97	237,220	93.14	390,271	79.68	725,070	98.68
Freight and handling revenue	6,658	4.44	23,105	9.07	33,278	6.79	61,575	8.38
Cost of coal sold	$ 116,703	77.80	$ 221,961	87.15	$ 378,730	77.32	$ 638,266	86.86
Freight and handling costs	6,658	4.44	23,105	9.07	33,278	6.79	61,575	8.38

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Midwest	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	590		622		1,775		1,787
Coal purchased from other sources (tons)	-		-		-		-
Total coal available to ship (tons)	590		622		1,775		1,787
Coal shipments (tons)	587		617		1,765		1,777
Coal sales revenue	$ 26,389	44.96	$ 27,413	44.43	$ 79,525	45.06	$ 78,954	44.43
Freight and handling revenue	166	0.28	364	0.59	544	0.31	1,846	1.04
Cost of coal sold	$ 22,194	37.81	$ 22,404	36.31	$ 66,122	37.46	$ 67,302	37.87
Freight and handling costs	166	0.28	364	0.59	544	0.31	1,846	1.04

MARKET ADJUSTMENTS

Due to the continued weakness in the coal market, the Company idled coal production at its McCoy Elkhorn operations, Bledsoe Coal operations and Long Branch Surface operations. Approximately 525 employees were originally furloughed, and on October 16, WARN notices were issued to a majority of those employees after determining that the date of re-opening these operations was unknown. As a result of these actions, the Company anticipates paying approximately $5.8 million in severance related costs during the fourth quarter of 2013.

On November 6, 2013, we idled two underground and two surface mines at our Buckeye complex. Approximately 200 employees and contractors were furloughed. We expect the Buckeye complex, which produced 1.0 million tons in the first nine months of 2013, to restart in 2014 depending on market conditions.

SAFETY AWARDS

James River had two mines that were recognized by the Kentucky Office of Mine Safety and Licensing and the Kentucky Coal Association. Bell County Coal Corporation's Garmeda #2 mine was selected to receive an Underground Safety Award in recognition of the best safety record in the Barbourville District Office.

James River Coal Service's Buckeye Surface Mine was selected to receive a Surface Safety Award in recognition of the best safety record in the Hazard District Office.

C.K. Lane, Chief Operating Officer Commented: "We are very proud of receiving these awards recognizing the hard work of our employees in making James River a safe place to work, especially in these difficult times in the coal industry."

LIQUIDITY AND CASH FLOW

As of September 30, 2013, the Company had available liquidity of $71.0 million calculated as follows (in millions):

Unrestricted Cash	$60.2
Availability under the Revolver	75.5
Letters of Credit Issued under the Revolver	(64.7)

Available Liquidity	$71.0

Restricted Cash	$36.7

Other significant items impacting liquidity in the quarter:

Capital expenditures	$(10.2)
Increase in accounts receivable	(13.5)
Increase in coal inventories	(7.4)
Interest payments	(0.9)
Increase in accounts payable	4.3

EXCHANGE TRANSACTIONS

In September 2013, the Company issued $19.3 million principal amount of 10.0% convertible senior notes due 2018 (the 10.0% Convertible Senior Notes) in exchange for $3.9 million principal amount of our 4.5% Convertible Senior Notes and $38.3 million principal amount of our 3.125% Convertible Senior Notes (the Public Exchange Transactions). The Public Exchange Transactions resulted in a gain of $23.9 million, which includes the write-off of $0.6 million of unamortized financing costs. The Company recorded $1.0 million of financing costs associated with Public Exchange Transactions.

In May 2013, the Company issued $123.3 million principal amount of 10.0% Convertible Senior Notes due 2018 (the 10.0% Convertible Senior Notes) in exchange for $90.0 million principal amount of our 4.5% Convertible Senior Notes due 2015 and $153.4 million principal amount of our 3.125% Convertible Senior Notes due 2018 (the Private Exchange Transactions). The Private Exchange Transactions resulted in a gain of $101.2 million, which includes the write-off of $3.6 million of unamortized financing costs. The Company recorded $4.8 million of financing costs associated with the issuance of the 10.0% Convertible Senior Notes.

Upon completion of the Public and Private Exchange Transactions the Company has $142.6 million principal amount of the 10% Convertible Senior Notes Outstanding, $47.3 million principal amount of the 4.5% Convertible Senior Notes Outstanding, and $13.3 million principal amount of the 3.125% Convertible Senior Notes Outstanding.

SALES POSITION AND MARKET COMMENTS

As of November 6, 2013, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2014 Priced
	As of August 8, 2013		As of November 6, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	300	$ 75.75	1,048	$ 72.11	748	$ 70.65
Midwest (1)	900	$ 47.64	1,850	$ 44.86	950	$ 42.23

(1) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the quarterly earnings November 7, 2013 at 10:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity and projected fuel escalators. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the ability to consummate financing transactions, including transactions to increase liquidity, or acquisition, or disposition transactions, and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	September 30, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$60,207	127,386
Trade receivables	52,209	89,816
Inventories:
Coal	62,247	26,598
Materials and supplies	15,863	16,699
Total inventories	78,110	43,297
Prepaid royalties	8,501	8,623
Other current assets	7,775	9,127
Total current assets	206,802	278,249
Property, plant, and equipment, net	790,698	855,217
Restricted cash and short term investments	36,681	36,558
Other assets	31,859	34,097
Total assets	$1,066,040	1,204,121

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$53,849	72,861
Accrued salaries, wages, and employee benefits	12,085	10,996
Workers' compensation benefits	9,900	9,900
Black lung benefits	2,508	2,508
Accrued taxes	10,202	8,382
Other current liabilities	28,342	22,124
Total current liabilities	116,886	126,771
Long-term debt, less current maturities	425,379	546,407
Other liabilities:
Noncurrent portion of workers' compensation benefits	68,500	66,953
Noncurrent portion of black lung benefits	64,360	62,834
Pension obligations	32,617	35,325
Asset retirement obligations	101,178	99,177
Other	9,778	12,027
Total other liabilities	276,433	276,316
Total liabilities	818,698	949,494
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
36,060,869 and 35,866,549 shares as of September 30, 2013 and December 31, 2012	361	359
Paid-in-capital	549,333	546,289
Accumulated deficit	(251,587)	(236,588)
Accumulated other comprehensive loss	(50,765)	(55,433)
Total shareholders' equity	247,342	254,627
Total liabilities and shareholders' equity	$1,066,040	1,204,121

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Coal sales revenue	$143,338	264,633	469,796	804,024
Freight and handling revenue	6,824	23,469	33,822	63,421
Total revenue	150,162	288,102	503,618	867,445
Cost of sales:
Cost of coal sold	138,897	244,365	444,852	705,568
Freight and handling costs	6,824	23,469	33,822	63,421
Depreciation, depletion, and amortization	28,520	35,518	86,725	98,152
Total cost of sales	174,241	303,352	565,399	867,141
Gross profit (loss)	(24,079)	(15,250)	(61,781)	304
Selling, general and administrative expenses	13,260	14,672	40,917	45,504
Total operating loss	(37,339)	(29,922)	(102,698)	(45,200)
Interest expense	12,058	13,200	36,940	40,112
Interest income	(88)	(217)	(373)	(602)
Gain on debt transactions	(23,889)	(22,231)	(125,099)	(22,231)
Miscellaneous income, net	(98)	(147)	(331)	(580)
Total other (income) expense, net	(12,017)	(9,395)	(88,863)	16,699
Net loss before income taxes	(25,322)	(20,527)	(13,835)	(61,899)
Income tax expense	190	25	1,164	75
Net loss	$(25,512)	(20,552)	(14,999)	(61,974)
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.73)	(0.59)	(0.43)	(1.78)
Diluted earnings (loss) per common share	$(0.73)	(0.59)	(0.43)	(1.78)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(14,999)	(61,974)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	86,725	98,152
Accretion of asset retirement obligations	3,355	3,948
Amortization of debt discount and issue costs	10,180	12,914
Stock-based compensation	3,406	3,808
Gain on sale or disposal of property, plant and equipment	(52)	(121)
Gain on debt transactions	(125,099)	(22,231)
Changes in operating assets and liabilities:
Receivables	37,607	12,239
Inventories	(29,662)	16,084
Prepaid royalties and other current assets	1,474	(760)
Restricted cash	(123)	(114)
Other assets	1,855	5,202
Accounts payable	(19,012)	(34,802)
Accrued salaries, wages, and employee benefits	1,089	2,308
Accrued taxes	1,460	(1,256)
Other current liabilities	5,956	(1,014)
Workers' compensation benefits	1,547	3,389
Black lung benefits	3,136	3,596
Pension obligations	350	(153)
Asset retirement obligations	(1,208)	(495)
Other liabilities	(6)	(224)
Net cash provided by (used in) operating activities	(32,021)	38,496
Cash flows from investing activities:
Additions to property, plant, and equipment	(29,866)	(66,466)
Proceeds from sale of property, plant and equipment	475	610
Net cash used in investing activities	(29,391)	(65,856)
Cash flows from financing activities:
Repayment of long-term debt	(33)	(20,916)
Debt issuance costs	(5,734)	-
Net cash used in financing activities	(5,767)	(20,916)
Decrease in cash and cash equivalents	(67,179)	(48,276)
Cash and cash equivalents at beginning of period	127,386	199,711
Cash and cash equivalents at end of period	$60,207	151,435

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Reconciliation of Non GAAP Measures (in thousands) (unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA, may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2013	2012	2013	2012

Net income (loss)	$(25,512)	(20,552)	(14,999)	(61,974)
Income tax expense	190	25	1,164	75
Interest expense	12,058	13,200	36,940	40,112
Interest income	(88)	(217)	(373)	(602)
Depreciation, depletion, and amortization	28,520	35,518	86,725	98,152
EBITDA (before adjustments)	$15,168	27,974	109,457	75,763
Other adjustments specified
in our current debt agreement
Gain on debt transactions	(23,889)	(22,231)	(125,099)	(22,231)
Other	1,742	1,813	3,406	6,106
Adjusted EBITDA	$(6,979)	7,556	(12,236)	59,638